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                                                                    EXHIBIT 3.58

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        CORPORATE TRANSFER SERVICE, INC.

     WE, THE UNDERSIGNED, RAYMOND D. QUIST and LOUIS B. OBERHAUSER, respectively the President and Secretary of Corporate Transfer Service, Inc. a Minnesota corporation, subject to the provisions of Chapter 302A of the Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that at a special meeting of the shareholders on July 2nd, 1987, the shareholders holding the majority of the issued and outstanding voting stock of Corporate Transfer Service, Inc. agreed to and adopted the Resolution attached hereto as Exhibit "A" effective July 2, 1987.

     IN WITNESS WHEREOF, we have subscribed our names this 2nd day of July, 1987.

                                            /s/ Raymond D. Quist
                                            ------------------------------------
                                            RAYMOND D. QUIST, President

                                            /s/ Louis B. Oberhauser
                                            ------------------------------------
                                            LOUIS B. OBERHAUSER, Secretary

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                                   EXHIBIT "A"

     Upon motion duly made, seconded, and carried, it was

     RESOLVED, that the Articles of Incorporation of Corporate Transfer Service, Inc. be amended by adding Article XII which will read as follows:

                                  ARTICLE XII.
                                 Indemnification

     Each director, officer, employee or agent, past and present, of the Corporation and each person who serves or may have served at the request of the Corporation as a director, officer, employee or agent of another Corporation or an employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permissable under the provisions of Chapter 302A of the Minnesota Statutes, as it may from time to time be amended.

                                                                          [SEAL]